UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.

                            FORM 8-K

                         CURRENT REPORT
           Pursuant to Section 13 or Section 15(d) of
               The Securities Exchange Act of 1934


Date of Report:  September 20, 1997


                 WASHINGTON NATIONAL CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                        1-7369                   36-2663225
(State or other              (Commission                (IRS Employer
 jurisdiction of             File Number)             Identification No.)
 incorporation)


          300 Tower Parkway, Lincolnshire, Illinois         60069
          (Address of principal executive offices)        (Zip Code)

 Registrant's telephone number, including area code:  (847) 793-3000

ITEM 5.  OTHER EVENTS


Washington National Corporation announced on September 22, 1997 it had entered into an Agreement and Plan of Merger Dated as of September 20, 1997 By and Among Conseco, Inc., Granite Merger Corp., and Washington National Corporation (the "Merger Agreement"). Following the consummation of the transaction contemplated in the Merger Agreement, Washington National Corporation will become a wholly owned subsidiary of Conseco, Inc. The transaction, valued at approximately $410 million, is subject to approval by Washington National shareholders and certain regulatory agencies. The consideration for the transaction will be $33.25 in cash per share of Washington National Corporation common stock. The Merger Agreement is attached as Exhibit 99.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS


Exhibits.

99.  Agreement And Plan Of Merger Dated As Of September 20, 1997
     By And Among Conseco, Inc., Granite Merger Corp. And
     Washington National Corporation.

                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 WASHINGTON NATIONAL CORPORATION
                                            (Registrant)



Date:  September 26, 1997        By:  /s/ Craig R. Edwards

                                      Craig R. Edwards, Vice President,
                                      General Counsel and Corporate
                                      Secretary

                        INDEX TO EXHIBITS



Exhibit Number

     99             Agreement And Plan Of Merger Dated As Of
                    September 20, 1997 By And Among Conseco,
                    Inc., Granite Merger Corp. And Washington
                    National Corporation